Power of Attorney
I, Richard H. Anderson, 710 Medtronic Parkway, Minneapolis, MN 55432-5604 do hereby appoint:

     David J. Scott, Senior Vice President, General Counsel and
     Corporate Secretary, Medtronic, Inc., 710 Medtronic Parkway,
     Minneapolis, MN 55432-5604

     Richard F. Hamm, Jr., Vice President and Deputy General
     Counsel, Medtronic, Inc., 710 Medtronic Parkway,
     Minneapolis, MN 55432-5604

     Gary A. Nelson, Vice President, Risk Management and Legal
     Administrative Services Medtronic, Inc., 710 Medtronic
     Parkway, Minneapolis, MN 55432-5604

     Carol E. Malkinson, Senior Legal Counsel and Assistant
     Secretary, Medtronic, Inc. 710 Medtronic Parkway, Minneapolis, MN 55432-
     5604

     As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 23 day of October, 2002.


                                /s/ Richard H. Anderson
                                Richard H. Anderson


                          Specimen Signature of Attorney(s)-in-Fact

                                /s/ David J. Scott
                                David J. Scott

                                /s/ Richard F. Hamm, Jr.
                                Richard F. Hamm, Jr.

                                /s/ Gary A. Nelson
                                Gary A. Nelson

                                /s/ Carol E. Malkinson
                                Carol E. Malkinson
STATE OF MINNESOTA  )
COUNTY OF ANOKA     )

The foregoing instrument was acknowledged before me this 23 day
Of October, 2002.

/s/ Sharron E. McNelly
Sharron E. McNelly